February 3, 1997





Mr. Eugene S. Stark, Treasurer
Prudential Mutual Fund Management LLC
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

Dear Mr. Stark:

This is to confirm that the client-auditor relationship between The Prudential Series Fund, Inc. and Deloitte & Touche llp has ceased.

Yours truly,



Deloitte & Touche llp
Princeton, New Jersey





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                                           SECPS Letter File
                                           Securities and Exchange Commission
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